GLOBAL GOLD CORPORATION

                        Global Gold Corporation o 45 East
                       Putnam Avenue o Greenwich, CT 06830
                     Phone: 203.422.2300 o Fax: 203.422.2330
                             www.globalgoldcorp.com


                    GLOBAL GOLD APPOINTS MICHAEL T. MASON AS
                             CHIEF OPERATING OFFICER

Greenwich, Connecticut --- Business Wire ---September 21, 2006 --- Global Gold Corporation (OTCBB - GBGD ) ( www.globalgoldcorp.com ) is pleased to announce the appointment of Michael T. Mason to the position of Chief Operating Officer of the company, responsible for overseeing all exploration and mining operations. He is currently in Armenia reviewing the status of the Tukhmanuk, Hankavan, Getik, Marjan, and other projects, but will be based in Global Gold's Greenwich offices. Mr. Mason has been a member of the board of directors of Global Gold since January 2004, but has stepped down from the board as of September 18, 2006.

"We are looking forward to Mike's joining Global Gold as our projects are moving along through development," said Drury J. Gallagher and Van Z. Krikorian, Chairman and President, respectively. "Michael brings outstanding international and operational experience to our team, while his proven success and leadership will be a tremendous asset for the Company."

Mr. Mason has more than thirty-five years experience in the minerals industry. He began his career with Phelps Dodge Corporation while completing his B.S. in Metallurgical Engineering at the University Of Arizona; thereafter, he assumed an engineering position with American Smelting and Refining Corporation. During his ten year tenure with ASARCO, Mr. Mason was actively involved with management, labor relations, engineering design and plant management of mineral processing, hydro-metallurgical and pyro-metallurgical facilities, and metallurgical materials management related to the sale and purchase of raw materials from/for mines, smelters, and refineries within Asarco's international industry complex. Mr. Mason's post graduate study included Labor Relations and Metallurgical Engineering, and completion of an MBA. Mr. Mason also has experience as a senior executive with several international trading firms.

During the mid 90's, Mr. Mason became the Managing Partner of Mineral Services, LLC which provides services to companies evaluating, developing, and enhancing the performance of mineral properties. He became actively involved with a number of developing firms including MBMI Resources Inc. In 2002, the shareholders' restructured MBMI's management, at which time, Mr. Mason, assumed the position of President and Director of the firm. He promptly altered the business model to concentrate on the acquisition of low capital cost with high return-on-investment projects, and discontinued the original model focused on large capital cost projects. Mr. Mason serves as a director of MBMI Resources, Inc. and ECU Silver Mines, Inc.

Global Gold also announced that the Director of Mining and Exploration in Armenia for its Global Gold Mining, LLC subsidiary, Mr. Simon Cleghorn, is resigning from that position as of October 1, 2006, and will have a more limited role as "Senior Geologist" with Global Gold Mining in the future.

Global Gold Corporation is an international gold mining, development and exploration company with mining properties in Chile and Armenia. Global Gold Corporation is located at 45 East Putnam Avenue, Greenwich, CT 06830. The phone number is 203-422-2300. More information can be found at www.globalgoldcorp.com.

To the extent that statements in this press release are not strictly historical, including statements as to revenue projections, business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company's development, events conditioned on stockholder or other approval, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made.


     Contact: Drury J. Gallagher-- ggc@globalgoldcorp.com